Exhibit 3.48

BY-LAWS

OF

PRIMOS YELPERS, INC.

ARTICLE I.  OFFICES

The principal office of the corporation in the State of Mississippi shall be located in the City of Jackson, County of Hinds.  The corporation may have such other offices, either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi may be, but need not be identical with the principal office in the State of Mississippi, and the registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.  SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the second Saturday in the month of March each year, beginning with year 1985, at the hour of 10:00 a.m., or as soon thereafter as the majority of the stockholders assemble, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If said day is a legal holiday, then the meeting shall be held on the next regular working day thereafter.  If the election of directors shall not be held on the day designated herein, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be done.

Section 2.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one half of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.  Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Mississippi, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Mississippi, as the place for the holing of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Mississippi.

Section 4.  Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with, the Secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 7.  Voting of Shares.  Each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.  In the election of Directors, however, at each election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares·owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates.

Section 8.  Informal Action by Shareholder.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, which shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  The signature of any shareholder upon the minutes of a meeting shall be deemed such consent in writing to all action reflected to have been taken at such meeting by said minutes.

ARTICLE III.  BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors.

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Section 2.  Number, Tenure and Qualifications.  The number of directors of the corporation shall be not less than three (3) but the stockholders may elect additional directors as they may desire.  The holders of a majority of the outstanding shares of stock entitled to vote may at any time preemptorily terminate the term of office of all or any of the directors by a vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer, except that if less than all of the directors are to be removed, a director may not be removed if the number of shares which are voted against his removal would be sufficient to elect him when cumulatively voted for him in an election of the entire Board of Directors.  Each director shall hold office until the next annual meeting of the shareholders, unless removed as set forth above.  Directors need not be residents of the State of Mississippi or shareholders of the corporation.

Section 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as, the annual meeting of the shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Mississippi, for the holding of additional regular meetings without other notice than such resolution.

Section 4.  Special Meetings.  Special meetings of the Board of Directors may be called by, or at the request of, the President or any other director.  The person or persons authorized to call special meetings of the Board of Directors may fix any reasonable place, either within or without the State of Mississippi, as the place of holding any special meeting of the Board of Directors called by them.

Section 5.  Notice.  Notice of any special meeting shall be given at least five days previously by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.

Section 6.  Quorum.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority are present, the meeting may be adjourned from time to time without further notice.

Section 7.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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Section 8.  Informal Action by Directors.  Any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of directors, may be taken without an actual meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.  The signature of any director upon the minutes of a meeting shall be deemed such consent in writing to the action reflected to have been taken at such meeting by such minutes.

ARTICLE IV.  OFFICERS

Section 1.  Number.  The officers of the corporation shall be a President, a Secretary, and a Treasurer.  The office of Treasurer may be combined with either that of President or that of Secretary.  In addition, there may be one or more Vice Presidents, and the office of Secretary may be combined with that of Vice President.  In no instance, however, shall the offices of President and Secretary be combined in one person.

Section 2.  Election and Term of Office.  The officers of the corporation to be elected by the Board of Directors shall be elected annually at a meeting of the shareholders.  If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be done.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such salary by reason of the fact that they are also directors of the corporation unless otherwise provided by the Board of Directors.

Section 6.  Duties.  The duties of each of said officers shall be the duties usually instant to such offices of a corporation or as the Board of Directors may direct.

ARTICLE V.  CONTRACT, LOANS, CHECKS AND DEPOSITS

Section 1.  Contracts.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

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Section 2.  Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI.  DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE VII.  SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, and which shall be in the form as hereon impressed.

ARTICLE VIII.  WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  The signature of any shareholder or director to the minutes of a meeting shall be deemed a waiver of any notice required of the holding of such meeting or the business transacted therein.

ARTICLE IX.  AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE X.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.  Certificates for Shares.  Each holder of shares of stock in this corporation shall be entitled to a certificate under the seal of the corporation, signed by the president and the Secretary.  Certificates of stock shall be numbered progressively

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beginning with the number one, and shall be issued in order of such number.  The stock certificates for this corporation shall be in the form hereinafter placed.  Each of said certificates shall have typed or printed on the face thereof the following:  “The transferability and negotiability of the shares evidenced by this certificate are restricted by the By-Laws of the corporation.”

Section 2.  Transfer.  Stock shall be transferred on the books of the corporation and the corporation shall be bound by such transfers only after the duly issued certificate shall have been tendered to the corporation with a duly executed bill of sale or assignment of the shares or a portion of the shares evidenced thereby.  In the event of a lost certificate, the corporation may require such bond or indemnity from the holder of such certificate or certificates as the directors may determine.

Section 3.  Limitation of Sale of Stock.  No shareholder shall sell, transfer, assign or encumber his stock in the corporation until he shall have first complied with the Stock Purchase Agreement between him and the corporation dated the 9th day of October, 1985, or any other date.

ARTICLE XI.  FISCAL YEAR

The fiscal year of the corporation shall end on December 31st of each year.

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AMENDMENT TO THE BY-LAWS
OF
PRIMOS, INC.

By resolution of the Corporation, amendment to the By-laws, Article IV. Officers, Section 1, is made as follows:

Section 1.  Number.  The officers of the corporations shall be a President, a Chief Operating Officer, a Secretary, and a Treasurer.  The office of Treasurer may be combined with either that of President, Chief Operating Officer, Vice-President, or Secretary.  In addition, there may be one or more Vice-Presidents, and the office of Secretary may be combined with that of Chief Operating Officer, Vice-President, or Treasurer.  In no instance, however, shall the offices of President and Secretary be combined in one person.

So amended on the 1st day of December 1999

/s/ Lorena W. Ramos
Lorena W. Ramos
Secretary

AMENDMENT TO THE BY-LAWS
OF
PRIMOS, INC.

By resolution of the Corporation, amendment to the By-laws, Article IV. Officers, Section 1, is made as follows:

Section 1.  Number.  The officers of the corporation shall be a President, a Secretary, and a Treasurer.  The office of Treasurer may be combined with either that of President, Vice-President, or Secretary.  In addition, there may be one or more Vice Presidents, and the office of Secretary may be combined with that of Vice President.  In no instance, however, shall the offices of President and Secretary be combined in one person.

So amended on the 26th day of June, 1997.

/s/ Lorena M. Weisenberger
Lorena M. Weisenberger
Secretary